Exhibit 99.1
April 28, 2026
Finward Bancorp Announces First Quarter 2026 Results
Munster, Indiana - Finward Bancorp (Nasdaq: FNWD) (the “Bancorp”), the holding company for Peoples Bank (the
“Bank”), today announced that net income available to common stockholders was $2.2 million, or $0.52 per diluted share, for the quarter ended March 31, 2026, as compared to $2.0 million, or $0.46 per diluted share, for the quarter ended
December 31, 2025. Selected performance metrics are as follows for the periods presented:

Performance Ratios
	Quarter ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Return on equity	5.00%	4.66%	8.96%	5.66%	1.17%
Return on assets	0.44%	0.39%	0.68%	0.42%	0.09%
Net interest margin, tax-equivalent (non-GAAP)	3.35%	3.32%	3.18%	3.11%	2.95%
Non-interest income/average assets	0.48%	0.29%	0.57%	0.53%	0.43%
Non-interest expense/average assets	2.93%	2.90%	2.74%	2.90%	2.81%
Efficiency ratio	84.45%	89.50%	81.22%	88.92%	93.11%
“Results for the quarter reflect continued progress in our efforts to improve profitability, and confirm expected improvement to our core earnings trajectory. Our focus on loan originations has built a solid loan pipeline, and along with the repricing of existing loans, is expected to drive net interest margin expansion and further earnings improvement in the coming quarters.” said Benjamin Bochnowski, Chief Executive Officer. “Actions taken over recent quarters are starting to translate into stronger operating performance, and this has allowed for a renewed focus on customer growth and service as the year progresses."
"As part of our efficiency efforts, we announced the planned closure of two branch locations expected to occur early in the second quarter. Credit quality remains healthy, reserves are appropriate, and the organization remains well positioned to continue on our path in the current operating environment.”
Highlights of the current period include:
•Net Interest Margin - The net interest margin for the quarter ended March 31, 2026 was 3.23% compared to 3.18%
for the quarter ended December 31, 2025. Net interest margin on a tax-equivalent basis (a non-GAAP measure) for the quarter ended March 31, 2026 was 3.35%, as compared to 3.32% for the quarter ended December 31, 2025. Net interest margin increased from the prior quarter primarily due to a favorable reduction in funding costs.
•Funding - As of March 31, 2026, deposits totaled $1.72 billion, a decrease of $7.9 million, or 0.5% compared with
December 31, 2025 balances, which totaled $1.73 billion. As of March 31, 2026, non-interest-bearing deposits totaled
$278.7 million, an increase of $11.3 million. Core deposits totaled $1.2 billion at both March 31, 2026 and
December 31, 2025. Core deposits include checking, savings, and money market accounts and represented 71.6% of the Bancorp’s total deposits at March 31, 2026. As of March 31, 2026, balances for certificates of deposit totaled
$488.8 million, compared to $499.6 million on December 31, 2025, a decrease of $10.8 million or 2.2%. The decrease in total portfolio deposits is primarily related to cyclical flows and continued adjustments to deposit pricing. In addition, as of March 31, 2026, borrowings, federal funds purchased and repurchase agreements totaled $90.8 million, an increase of $6.1 million or 7.2%, compared to December 31, 2025. The increase in borrowings was primarily attributable to new FHLB advances during the quarter.
As of March 31, 2026, 72.0% of our deposits are fully FDIC insured, and another 7.5% are further backed by the
Indiana Public Deposit Insurance Fund. The Bancorp’s liquidity position remains strong with solid core deposit customer relationships, excess cash, debt securities, contractual loan repayments, and access to diversified borrowing sources. As of March 31, 2026, the Bancorp had available liquidity of $555 million including borrowing capacity from the FHLB and Federal Reserve facilities.

Exhibit 99.1
•Securities Portfolio - Securities available for sale balances decreased by $8.5 million to $307.7 million as of
March 31, 2026, compared to $316.2 million as of December 31, 2025. The yield on the securities portfolio decreased to 2.22% for the three months ended March 31, 2026 from 2.29% for the three months ended December 31, 2025. The decrease in securities available for sale was primarily attributable to an increase in the negative fair value adjustment to securities, as well as maturity of certain securities.  The Bank did not sell any securities during the quarter.
•Lending - The Bank’s aggregate loan portfolio totaled $1.45 billion on both March 31, 2026 and December 31, 2025.
During the three months ended March 31, 2026, the Bank originated $37.4 million in new commercial loans, compared to $45.8 million during the three months ended December 31, 2025, largely as expected given lending seasonality. At March 31, 2026, the Bancorp’s portfolio loan balances in commercial real estate owner occupied properties totaled $261.7 million or 18.0% of total loan balances and commercial real estate non-owner occupied properties totaled $302.9 million or 20.8% of total loan balances. Of the $302.9 million in commercial real estate non-
owner occupied properties balances, loans collateralized by office buildings represented $41.6 million or 2.9% of total loan balances.
•Asset Quality - At March 31, 2026, non-performing loans totaled $12.4 million, compared to $11.2 million at
December 31, 2025, an increase of $1.2 million or 10.7%. The Bank’s ratio of non-performing loans to total loans was
0.85% at March 31, 2026, compared to 0.77% at December 31, 2025. The Bank’s ratio of non-performing assets to total assets was 0.71% at March 31, 2026 and 0.65% at December 31, 2025. Management maintains a vigilant oversight of nonperforming loans through proactive relationship management. The Bank has no known credit exposures to non-depositary financial institutions at this time.
    The allowance for credit losses (ACL) on loans totaled $17.3 million at March 31, 2026, or 1.19% of total loans receivable, compared to $17.5 million at December 31, 2025, or 1.21% of total loans receivable, a decrease of $221 thousand or 1.26%. The Bank's unused commitment reserve, included in other liabilities, totaled $2.0 million at
March 31, 2026, compared to $1.8 million at December 31, 2025, an increase of $279 thousand or 16.0%.
      For the quarter ended March 31, 2026, the Bank recorded a net provision for credit loss totaling $55 thousand based on the reduction of certain loan segment balances and other factors within the Bank's ACL modeling. The first quarter's provision consisted of a $224 thousand reversal for credit losses on loans, and a $279 thousand provision of credit losses on unused commitments. For the quarter ended March 31, 2026, net loan recoveries totaled $3 thousand, compared to net loan charge-offs of $301 thousand for the quarter ended December 31, 2025. The allowance for credit losses as a percentage of non-performing loans, or coverage ratio, was 139.7% at March 31, 2026, compared to
156.8% at December 31, 2025.
•Operating Income and Expenses - Non-interest income as a percentage of average assets was 0.48% for the quarter ended March 31, 2026, as compared to 0.29% for the quarter ended December 31, 2025. The increase in non-interest income quarter over quarter was primarily attributable to the $1.6 million in realized losses on the sale of investment securities during December 2025. Total non-interest expense decreased slightly from the prior quarter, while non-
interest expense as a percentage of average assets was 2.93% for the quarter ended March 31, 2026, as compared to
2.90% for the quarter ended December 31, 2025. The decrease in non-interest expense quarter over quarter was primarily attributable to lower data processing and technology expenses as well as lower occupancy and equipment costs. The Bank remains focused on identifying additional operating efficiencies and third-party expense reductions.
•Capital Adequacy - The Bank’s tier 1 leverage ratio was 9.24% as of March 31, 2026 and 8.93% as of December 31,
2025. The Bank’s capital continues to exceed all applicable regulatory capital requirements as set forth in 12 C.F.R. §
324. The Bancorp’s tangible book value per share (non-GAAP) was $34.39 at March 31, 2026, down from $34.92 as of December 31, 2025. Tangible common equity to tangible assets (non-GAAP) was 7.48% at March 31, 2026, down from 7.56% as of December 31, 2025.

Exhibit 99.1
Disclosures Regarding Non-GAAP Financial Measures
Reported amounts are presented in accordance with GAAP. In this press release, the Bancorp also provides certain financial measures identified as non-GAAP. The Bancorp’s management believes that the non-GAAP information, which consists of tangible common equity, tangible book value per share, tangible common equity/tangible assets, net interest margin on a tax-equivalent basis, and efficiency ratio which can vary from period to period, provides a better comparison of period to period operating performance. The net interest income and net interest margin on a tax-equivalent basis measures recognize the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal corporate income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. Additionally, the Bancorp believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the "Reconciliation of non-GAAP Financial Measures" below for more information.
About Finward Bancorp
Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 25 locations in Lake and Porter Counties in Northwest Indiana and Chicagoland. Finward Bancorp’s common stock is quoted on The NASDAQ Stock Market, LLC under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.
Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of the Bancorp. For these statements, the Bancorp claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this communication should be considered in conjunction with the other information available about the Bancorp, including the information in the filings the Bancorp makes with the SEC. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.
Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in domestic and international trade policies, including tariffs and other non-tariff barriers, and the effects of such changes on the Bank and its customers; risks related to the development and use of artificial intelligence (AI); the Bank’s ability to demonstrate compliance with the terms of the previously disclosed memorandum of understanding entered into between the Bank and the Federal Deposit Insurance Corporation (“FDIC”)
and Indiana Department of Financial Institutions (“DFI”), or to demonstrate compliance to the satisfaction of the FDIC and/or DFI within prescribed time frames; the Bank’s agreement under the memorandum of understanding to refrain from paying cash dividends without prior regulatory approval; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates, market liquidity, and capital markets, as well as the magnitude of such changes, which may reduce net interest margins; inflation; further deterioration in the market value of securities held in the Bancorp’s investment securities portfolio, whether as a result of macroeconomic factors or otherwise; customer acceptance of the Bancorp’s products and services; customer borrowing, repayment, investment, and deposit practices;
customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, regulatory actions by the Federal Deposit Insurance Corporation and
Indiana Department of Financial Institutions, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Bancorp’s reports (such as the Annual Report on Form 10-K, Quarterly
Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website
(www.sec.gov). All subsequent written and oral forward-looking statements concerning matters attributable to the Bancorp or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as

Exhibit 99.1
required by law, The Bancorp does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.
In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, capital impacts of strategic initiatives, market conditions, and regulatory and accounting considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares or pay any dividends to holders of our common stock, or as to the amount of any such repurchases or dividends.
FOR FURTHER INFORMATION
CONTACT SHAREHOLDER SERVICES
(219) 853-7575

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Performance Ratios

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Return on equity	5.00%	4.66%	8.96%	5.66%	1.17%
Return on assets	0.44%	0.39%	0.68%	0.42%	0.09%
Yield on loans	5.50%	5.64%	5.49%	5.36%	5.25%
Yield on security investments	2.22%	2.29%	2.40%	2.42%	2.38%
Total yield on earning assets	4.86%	4.96%	4.91%	4.82%	4.71%
Cost of interest-bearing deposits	1.92%	2.09%	2.16%	2.12%	2.17%
Cost of federal funds purchased and repurchase agreements	2.85%	3.12%	3.37%	3.32%	3.35%
Cost of borrowed funds	3.70%	3.70%	3.64%	3.91%	4.12%
Total cost of interest-bearing liabilities	2.00%	2.16%	2.25%	2.22%	2.28%
Net interest margin	3.23%	3.18%	3.04%	2.97%	2.81%
Net interest margin, tax-equivalent (non-GAAP) (1)	3.35%	3.32%	3.18%	3.11%	2.95%
Non-interest income/average assets	0.48%	0.29%	0.57%	0.53%	0.43%
Non-interest expense/average assets	2.93%	2.90%	2.74%	2.90%	2.81%
Efficiency ratio (non-GAAP) (1)	84.45%	89.50%	81.22%	88.92%	93.11%

Non-performing assets to total assets	0.71%	0.65%	0.76%	0.74%	0.69%
Non-performing loans to total loans	0.85%	0.77%	0.94%	0.91%	0.84%
Allowance for credit losses to non-performing loans	139.72%	156.84%	129.41%	133.01%	143.84%
Allowance for credit losses to loans receivable	1.19%	1.21%	1.22%	1.22%	1.20%
Net charge-offs (recoveries) as a percentage of average loans receivable	0.00%	0.08%	0.07%	(0.11%)	0.01%

Basic earnings per share	$0.52	$0.46	$0.82	$0.50	$0.11
Diluted earnings per share	$0.52	$0.46	$0.81	$0.50	$0.11
Weighted average common shares outstanding—basic	4,276,530	4,273,421	4,273,022	4,271,952	4,266,976
Weighted average common shares outstanding—diluted	4,302,206	4,301,462	4,299,007	4,291,319	4,284,496

Stockholders' equity to total assets	8.56%	8.64%	8.06%	7.48%	7.44%
Tangible common equity to tangible assets (non-GAAP) (1)	7.48%	7.56%	6.99%	6.41%	6.34%
Book value per share	$39.81	$40.37	$38.24	$35.67	$35.10
Tangible common book value per share (non-GAAP) (1)	$34.39	$34.92	$32.77	$30.16	$29.55
Closing stock price	$36.30	$35.19	$32.09	$27.62	$29.10
Dividends declared per common share	$0.12	$0.12	$0.12	$0.12	$—
(1)See the reconciliation of these non-GAAP measures to the most directly comparable GAAP measures on pg 12.

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Average Balances, Interest, Rates

	Quarter Ended
	March 31, 2026			December 31, 2025			September 30, 2025
(Dollars in thousands)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/Rate
ASSETS
Interest bearing deposits in other financial institutions	$96,250	$949	3.94%	$100,035	$903	3.61%	$90,880	$991	4.36%
Federal funds sold	1,523	11	2.89%	1,113	10	3.59%	1,285	12	3.74%
Securities available-for-sale	318,670	1,771	2.22%	327,747	1,877	2.29%	327,030	1,965	2.40%
Loans receivable	1,445,921	19,871	5.50%	1,454,174	20,496	5.64%	1,474,324	20,246	5.49%
Federal Home Loan Bank stock	6,547	119	7.27%	6,547	126	7.70%	6,547	126	7.70%
Total interest earning assets	1,868,911	$22,721	4.86%	1,889,616	$23,412	4.96%	1,900,066	$23,340	4.91%
Cash and non-interest bearing deposits in other financial institutions	21,331			23,385			24,882
Allowance for credit losses	(17,608)			(18,049)			(18,243)
Other non-interest bearing assets	143,452			146,675			152,135
Total assets	$2,016,086			$2,041,627			$2,058,840

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits	$1,447,994	$6,959	1.92%	$1,458,748	$7,605	2.09%	$1,478,543	$7,996	2.16%
Federal funds purchased and repurchase agreements	38,113	272	2.85%	40,968	317	3.10%	46,498	392	3.37%
Borrowed funds	45,334	419	3.70%	48,089	448	3.73%	55,904	509	3.64%
Total interest bearing liabilities	1,531,441	$7,650	2.00%	1,547,805	$8,370	2.16%	1,580,945	$8,897	2.25%
Non-interest bearing deposits	270,626			288,073			285,347
Other non-interest bearing liabilities	34,588			35,588			36,397
Total liabilities	1,836,655			1,871,466			1,902,689
Total stockholders' equity	179,431			170,161			156,151
Total liabilities and stockholders' equity	$2,016,086			$2,041,627			$2,058,840

Net interest income		$15,071			$15,042			$14,443
Return on average assets	0.44%			0.39%			0.68%
Return on average equity	5.00%			4.66%			8.96%
Net interest margin	3.23%			3.18%			3.04%
Net interest margin, tax-equivalent (non-GAAP)(1)	3.35%			3.32%			3.18%
Net interest spread	2.86%			2.80%			2.66%
Ratio of interest-earning assets to interest-bearing liabilities	1.22x			1.22x			1.20x
(1)See the reconciliation of non-GAAP measures to the most directly comparable GAAP measures on pg 12.

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Consolidated Balance Sheets

	As of
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
ASSETS
Cash and non-interest bearing deposits in other financial institutions	$15,758	$18,265	$19,458	$23,027	$18,563
Interest bearing deposits in other financial institutions	102,997	101,382	84,157	79,976	52,829
Federal funds sold	-	-	563	411	975
Total cash and cash equivalents	118,755	119,647	104,178	103,414	72,367
Securities available-for-sale	307,686	316,227	335,150	327,845	330,127
Loans held-for-sale	-	1,096	2,641	834	2,849
Loans receivable, net of deferred fees and costs	1,455,118	1,450,387	1,473,774	1,484,278	1,491,696
Less: allowance for credit losses	(17,285)	(17,506)	(17,977)	(18,184)	(17,955)
Net loans receivable	1,437,833	1,432,881	1,455,797	1,466,094	1,473,741
Federal Home Loan Bank stock	6,547	6,547	6,547	6,547	6,547
Accrued interest receivable	7,700	7,781	7,585	7,651	7,821
Premises and equipment	44,315	44,976	45,544	46,179	46,680
Cash value of bank owned life insurance	33,786	33,586	33,843	33,932	33,712
Goodwill	22,395	22,395	22,395	22,395	22,395
Other intangible assets	1,076	1,172	1,273	1,414	1,635
Other assets	35,063	34,873	37,771	41,606	41,840
Total assets	$2,015,156	$2,021,181	$2,052,724	$2,057,911	$2,039,714
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing	$278,705	$267,441	$280,296	$271,172	$281,461
Interest bearing	1,440,366	1,459,530	1,470,350	1,483,678	1,468,923
Total	1,719,071	1,726,971	1,750,646	1,754,850	1,750,384
Federal funds purchased and repurchase agreements	40,815	39,703	48,426	48,331	45,053
Borrowed funds	50,000	45,000	55,000	65,000	56,657
Accrued expenses and other liabilities	32,870	34,844	33,157	35,477	35,813
Total liabilities	1,842,756	1,846,518	1,887,229	1,903,658	1,887,907
Stockholders' Equity:
Preferred stock, no par or stated value; 10,000,000 shares authorized, none outstanding	-	-	-	-	-
Common stock, no par or stated value; 10,000,000 shares authorized(1)	-	-	-	-	-
Additional paid-in capital	70,397	70,331	70,233	70,263	70,132
Accumulated other comprehensive loss	(45,713)	(41,662)	(49,266)	(57,560)	(58,244)
Retained earnings	147,716	145,994	144,528	141,550	139,919
Total stockholders' equity	172,400	174,663	165,495	154,253	151,807
Total liabilities and stockholders' equity	$2,015,156	$2,021,181	$2,052,724	$2,057,911	$2,039,714
(1) Shares of common stock issued and outstanding were 4,330,486 at 3/31/2026; 4,326,747 at 12/31/2025; 4,327,511 at 9/30/2025; 4,324,889 at
6/30/2025; and 4,324,485 at 3/31/2025.

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Consolidated Statements of Income

	Quarter Ended
(Dollars in thousands, except per share data)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Interest income:
Loans	$19,871	$20,496	$20,246	$19,940	$19,655
Securities & short-term investments	2,850	2,916	3,094	2,730	2,686
Total interest income	22,721	23,412	23,340	22,670	22,341
Interest expense:
Deposits	6,959	7,605	7,996	7,780	8,045
Borrowings	691	765	901	945	983
Total interest expense	7,650	8,370	8,897	8,725	9,028
Net interest income	15,071	15,042	14,443	13,945	13,313
Provision for (benefit from) credit losses	55	(84)	(301)	(274)	454
Net interest income after provision for credit losses	15,016	15,126	14,744	14,219	12,859
Non-interest income:
Fees and service charges	1,295	1,485	1,463	1,330	1,109
Wealth management operations	661	659	759	696	619
Gain (loss) on tax credit investment	-	-	23	-	67
Gain (loss) on sale of loans held-for-sale, net	257	346	265	378	230
Gain (loss) on sale of securities, net	-	(1,577)	-	-	-
Bank owned life insurance	201	522	439	220	198
Gain (loss) on sale of property and equipment	-	1	(56)	-	-
Other	3	37	20	59	6
Total non-interest income	2,417	1,473	2,913	2,683	2,229
Non-interest expense:
Compensation and benefits	7,591	7,573	7,330	7,313	7,372
Occupancy and equipment	1,991	2,111	2,004	1,935	2,111
Data processing	1,105	1,465	1,116	1,341	1,039
Marketing	587	230	257	214	86
Federal deposit insurance premiums	381	417	399	471	433
Professional and outside services	1,169	906	945	1,115	1,260
Technology	508	521	549	545	454
Other	1,436	1,558	1,497	1,852	1,717
Total non-interest expense	14,768	14,781	14,097	14,786	14,472
Income before income taxes	2,665	1,818	3,560	2,116	616
Income tax expenses (benefit)	423	(166)	63	(35)	161
Net income	$2,242	$1,984	$3,497	$2,151	$455

Earnings per common share:
Basic	$0.52	$0.46	$0.82	$0.50	$0.11
Diluted	$0.52	$0.46	$0.81	$0.50	$0.11

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Loans

	As of
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025	3/31/2026 vs 12/31/2025		3/31/2026 vs 3/31/2025
Residential real estate	$445,097	$442,443	$450,007	$457,248	$458,424	$2,654	0.6%	$(13,327)	(2.9)%
Home equity	53,855	53,497	51,813	51,112	49,752	358	0.7%	4,103	8.2%
Commercial real estate	564,613	555,594	564,558	551,091	554,866	9,019	1.6%	9,747	1.8%
Construction and land development	76,582	77,208	79,678	74,795	86,728	(626)	(0.8)%	(10,146)	(11.7)%
Multifamily	185,824	183,902	192,698	200,440	204,964	1,922	1.0%	(19,140)	(9.3)%
Commercial business	94,160	99,304	96,192	105,636	99,519	(5,144)	(5.2)%	(5,359)	(5.4)%
Consumer	310	870	348	2,347	504	(560)	(64.4)%	(194)	(38.5)%
Manufactured homes	22,981	23,708	24,372	25,146	25,762	(727)	(3.1)%	(2,781)	(10.8)%
Government	9,998	12,298	12,298	14,628	9,279	(2,300)	(18.7)%	719	7.7%
Loans receivable	1,453,420	1,448,824	1,471,964	1,482,443	1,489,798	4,596	0.3%	(36,378)	(2.4)%
Net deferred loan origination costs	1,723	1,606	1,719	2,012	2,209	117	7.3%	(486)	(22.0)%
Loan clearing funds	(25)	(43)	91	(177)	(311)	18	(41.9)%	286	(92.0)%
Loans receivable, net	$1,455,118	$1,450,387	$1,473,774	$1,484,278	$1,491,696	$4,731	0.3%	$(36,578)	(2.5)%
Deposits

	As of
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025	3/31/2026 vs 12/31/2025		3/31/2026 vs 3/31/2025
Checking	$587,575	$592,214	$579,760	$593,471	$589,403	$(4,639)	(0.8)%	$(1,828)	(0.3)%
Savings	253,408	254,055	257,058	266,070	274,028	(647)	(0.3)%	(20,620)	(7.5)%
Money market	389,274	381,111	377,155	352,616	342,106	8,163	2.1%	47,168	13.8%
Certificates of deposit	488,814	499,591	536,673	542,693	544,847	(10,777)	(2.2)%	(56,033)	(10.3)%
Total deposits	$1,719,071	$1,726,971	$1,750,646	$1,754,850	$1,750,384	$(7,900)	(0.5)%	$(31,313)	(1.8)%

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Asset Quality

	As of and for the Quarter Ended
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Non-accruing loans	$12,371	$11,162	$13,892	$13,526	$12,483
Accruing loans delinquent more than 90 days	-	-	-	145	-
Securities in non-accrual	1,891	1,882	1,616	1,616	1,630
Total nonperforming assets	$14,262	$13,044	$15,508	$15,287	$14,113
Allowance for Credit Losses

	As of and for the Quarter Ended
(Dollars in thousands)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Beginning allowance for credit losses	$17,506	$17,977	$18,184	$17,955	$16,911
Provision for (benefit from) loan losses	(224)	(170)	61	(185)	1,077
Net (charge-offs) recoveries	3	(301)	(268)	414	(33)
Ending allowance for credit losses	$17,285	$17,506	$17,977	$18,184	$17,955

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Bank-Level Regulatory Capital Requirements

	March 31, 2026
	Actual (1)		Minimum Required For Capital Adequacy Purposes		Minimum Required To Be Well Capitalized Under Prompt Corrective Action Regulations
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Common equity tier 1 capital to risk- weighted assets	$188,161	11.78%	$71,907	4.50%	$103,865	6.50%
Tier 1 capital to risk-weighted assets	$188,161	11.78%	$95,875	6.00%	$127,834	8.00%
Total capital to risk-weighted assets	$207,477	13.00%	$127,834	8.00%	$159,792	10.00%
Tier 1 leverage ratio	$188,161	9.24%	$81,448	4.00%	$101,810	5.00%
(1) Current quarter ratios are estimated.

Finward Bancorp    Exhibit 99.1
First Quarter 2026 Financial Results (unaudited)
Reconciliation of Non-GAAP Performance Measures

	Quarter Ended
(Dollars in thousands, except per share amounts)	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Tangible Common Ratios
Stockholder's equity (GAAP)	$172,400	$174,663	$165,495	$154,253	$151,807
Less: Goodwill (GAAP)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
Less: Other intangibles (GAAP)	(1,076)	(1,172)	(1,273)	(1,414)	(1,635)
Tangible common equity (non-GAAP)	$148,929	$151,096	$141,827	$130,444	$127,777
Total assets (GAAP)	$2,015,156	$2,021,181	$2,052,724	$2,057,911	$2,039,714
Less: Goodwill (GAAP)	(22,395)	(22,395)	(22,395)	(22,395)	(22,395)
Less: Other intangibles (GAAP)	(1,076)	(1,172)	(1,273)	(1,414)	(1,635)
Tangible assets (non-GAAP)	$1,991,685	$1,997,614	$2,029,056	$2,034,102	$2,015,684
Shares outstanding - end of quarter	4,330,486	4,326,747	4,327,511	4,324,889	4,324,485
Common book value per share (GAAP)	$39.81	$40.37	$38.24	$35.67	$35.10
Tangible common book value per share (non-GAAP)	$34.39	$34.92	$32.77	$30.16	$29.55
Total equity to total assets (GAAP)	8.56%	8.64%	8.06%	7.50%	7.44%
Tangible common equity to tangible assets (non-GAAP)	7.48%	7.56%	6.99%	6.41%	6.34%

Calculation of net interest margin, taxable-equivalent basis
Net interest income (GAAP)	$15,071	$15,042	$14,443	$13,945	$13,313
Tax-equivalent adjustment on securities and loans (1)	582	629	663	674	670
Net interest income (tax-equivalent basis)	$15,653	$15,671	$15,106	$14,619	$13,983
Total average earning assets	$1,868,911	$1,889,616	$1,900,066	$1,879,892	$1,895,847
Net interest margin	3.23%	3.18%	3.04%	2.97%	2.81%
Net interest margin (tax-equivalent basis)	3.35%	3.32%	3.18%	3.11%	2.95%

Efficiency ratio
Total non-interest expense	$14,768	$14,781	$14,097	$14,786	$14,472
Total revenue	17,488	16,515	17,356	16,628	15,542
Efficiency ratio	84.45%	89.50%	81.22%	88.92%	93.11%
(1) The tax equivalent adjustment represents the increase in net interest income needed to reflect the tax-exempt income from certain investment securities and loans on tax-equivalent basis using a federal statutory corporate rate of 21%.